United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐       Preliminary Proxy Statement

☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒       Definitive Proxy Statement

☐       Definitive Additional Materials

☐       Soliciting Material under § 240.14a-12

INTERNATIONAL ISOTOPES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒      No fee required.

☐       Fee paid previously with preliminary materials.

☐       Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of International Isotopes Inc.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of International Isotopes Inc. (the “Company” or “our”) will be held at 2:00 p.m., local time, on Tuesday, July 12, 2022, at our corporate headquarters located at 4137 Commerce Circle, Idaho Falls, Idaho 83401, for the following purposes:

1.	To elect three directors to serve for a term of one year and until their successors are elected and qualified;
2.	To ratify the appointment of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.	To hold an advisory vote to approve the compensation of our named executive officers;
4.	To approve an amendment to our Restated Certificate of Formation, as amended, to effect a reverse stock split of the outstanding shares of our common stock by a ratio of not less than 1-for-20 and not more than 1-for-150 at any time, with the exact ratio to be set at a whole number within this range by the Board of Directors in its sole discretion; and
5.	To consider any other business that may properly come before the Annual Meeting.

Record Date

You are entitled to vote only if you were a shareholder of the Company as of the close of business on May 23, 2022.  As of that date, there were 506,289,408 shares of common stock outstanding. A list of shareholders of record will be maintained and open for examination by any of our shareholders, for any purpose relating to the Annual Meeting, during regular business hours at the address listed above for 10 days prior to the Annual Meeting.

Voting

Your vote is important. We encourage you to read the accompanying proxy materials and submit your vote as soon as possible. You can find information about how to cast your vote in the question-and-answer section of the accompanying proxy statement.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof. Shareholders will have the ability to access the proxy materials at www.envisionreports.com/INIS or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe these rules allow us to provide our shareholders with the information they need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 12, 2022. The Notice, our proxy statement and 2021 Annual Report on Form 10-K are available at: www.envisionreports.com/INIS.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Steve Laflin
Steve T. Laflin
President, Chief Executive Officer and Director

Idaho Falls, Idaho

June 1, 2022

4137 Commerce Circle

Idaho Falls, Idaho 83401

__________________________________________

PROXY STATEMENT

__________________________________________

2022 Annual Meeting of Shareholders

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of International Isotopes Inc. (the “Company”, “we”, “us” or “our”) for our 2022 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, July 12, 2022, at 2:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of 2022 Annual Meeting of Shareholders.  The Annual Meeting will be held at our corporate headquarters located at 4137 Commerce Circle, Idaho Falls, Idaho 83401

On or about June 1, 2022, we will commence mailing a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access this proxy statement and our 2021 Annual Report on Form 10-K over the Internet, which are available at www.envisionreports.com/INIS. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, the 2021 Annual Report on Form 10-K and a form of proxy card or voting instruction card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board is providing these proxy materials to you in connection with the solicitation of proxies by the Board for the Annual Meeting, which will take place on July 12, 2022. As a shareholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	What information is contained in this proxy statement?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board and Board committees, the compensation of our directors and certain executive officers, and certain other required information.

Q:	How may I obtain the 2021 Annual Report to Shareholders and Form 10-K?

A:	A copy of our 2021 Annual Report (which contains our Annual Report on Form 10-K for the year ended December 31, 2021) is available at www.envisionreports.com/INIS. Shareholders may request any exhibit to our Annual Report on Form 10-K for the year ended December 31, 2021 by specifically requesting a copy from our principal executive office in writing to International Isotopes Inc., Attn: Secretary, 4137 Commerce Circle, Idaho Falls, Idaho 83401, or by telephone at (208) 524-5300.

Copies of the 2021 Annual Report are also available in the Investor Center section of our website at www.intisoid.com and on the SEC’s website at www.sec.gov. The information contained on, or accessible through, our website is not part of, or incorporated by reference in, this proxy statement.

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Q:	What items of business will be voted on at the Annual Meeting?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

•	The election of three directors to serve for a term of one year and until their successors are elected and qualified (Proposal No. 1);

•	The ratification of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 2);

•	An advisory vote to approve the compensation of our named executive officers (Proposal No. 3);

•	The approval of an amendment to our Restated Certificate of Formation, as amended, to effect a reverse stock split of the outstanding shares of our common stock by a ratio of not less than 1-for-20 and not more than 1-for-150 at any time, with the exact ratio to be set at a whole number within this range by the Board of Directors in its sole discretion (Proposal No. 4) (the “Reverse Stock Split Proposal”); and

•	To consider any other business that may properly come before the Annual Meeting.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote as follows:

•	“FOR” each of the three director nominees set forth in Proposal No. 1;

•	“FOR” the ratification of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 2);

•	“FOR” the advisory vote to approve the compensation of our named executive officers (Proposal No. 3); and

•	“FOR” the Reverse Stock Split Proposal (Proposal No. 4).

Any properly authorized proxy as to which no instructions are given will be voted in accordance with the foregoing recommendations.

Q:	What shares can I vote?

A:	Each share of our issued and outstanding common stock as of the close of business on May 23, 2022 (the “Record Date”) is entitled to be voted on all items being voted upon at the Annual Meeting. You are entitled to one vote for each share of common stock you own. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the shareholder of record, and (ii) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank or brokerage service. On the Record Date, we had 506,289,408 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most shareholders hold their shares through a broker, trust, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. You may authorize your proxy by filling out the proxy card included with the materials or by following the instructions on the Notice or your proxy card to vote by telephone or on the Internet.

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Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or similar organization, then you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, trustee, bank, or other nominee how to vote and are also invited to attend the Annual Meeting. Those instructions are contained in a “vote instruction form.”

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee, bank or other nominee how to vote your shares.

Q:	How can I attend the Annual Meeting?

A:	You are entitled to attend the Annual Meeting only if you were a shareholder or joint holder as of the close of business on the Record Date, or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance at the Annual Meeting. In addition, if you are a shareholder of record, your name will be verified against the list of shareholders of record on the Record Date prior to your being admitted to the Annual Meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the procedures outlined above upon request, you will not be admitted to the Annual Meeting. The Annual Meeting will begin promptly at [2:00 p.m.], local time. If you need directions to the location of the Annual Meeting, please call us at (208) 524-5300.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee, bank or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other agent. In most cases, you will be able to do this by using the Internet, by telephone or by mail if you received a printed set of the proxy materials.

By Internet — If you have Internet access, you may vote your shares by logging into the secure website, which will be listed on your Notice and following the instructions provided.

By Telephone — If you have telephone access, you may vote your shares by calling the toll-free number listed on the proxy card and following the instructions provided.

By Mail — If you requested printed copies of the proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, bank or other agent, and mailing it in accordance with the instructions provided. If you provide specific voting instructions, your shares will be voted as you have instructed.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on July 11, 2022. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you later decide to attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

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We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Q:	Can I change or revoke my vote?

A:	You may change or revoke your vote at any time prior to the vote at the Annual Meeting. If you are the shareholder of record, you may change your vote by submitting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted at International Isotopes Inc., Attn: Secretary, 4137 Commerce Circle, Idaho Falls, Idaho 83401, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting alone will not cause your previously granted proxy to be revoked, unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee, bank or other nominee, or, if you have obtained a legal proxy from your broker, trustee, bank or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact:

International Isotopes Inc.

Attn: Secretary

4137 Commerce Circle

Idaho Falls, Idaho 83401

(208) 524-5300

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to our management.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	Transaction of business at the Annual Meeting may occur only if a quorum is present. The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the outstanding shares of our common stock entitled to vote must be present in person or represented by proxy. Abstentions, votes withheld and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	How are votes counted?

A:	In the election of directors (Proposal No. 1), you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For Proposals No. 2, 3 and 4, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If you provide specific instructions with regard to a certain item, your shares will be voted as you instruct on such items. If you are a shareholder of record and you sign and return your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the director nominees, “FOR” the ratification of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2021, “FOR” the advisory vote to approve the compensation of our named executive officers, and “FOR” the Reverse Stock Split Proposal).

Q:	What is the voting requirement to approve each of the proposals?

A:	Directors are elected (Proposal No. 1) by a plurality of the votes cast, provided that a majority of the outstanding shares of

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common stock are present or represented and entitled to vote at the Annual Meeting. Thus, the three nominees who receive the greatest number of “FOR” votes will be elected directors.

The ratification of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 2) and the advisory vote to approve the compensation of our named executive officers (Proposal No. 3), requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting.

The approval of the Reverse Stock Split Proposal (Proposal No. 4) requires the affirmative vote of at least a majority of our issued and outstanding shares entitled to vote either in person or represented by proxy at the Annual Meeting.

Abstentions are shares that abstain from voting on a particular matter. Abstentions effectively count as being present for purposes of determining whether a quorum of shares is present at the Annual Meeting. Abstentions will have no effect on Proposal No. 1, the election of directors, since approval by a percentage of the shares present in person or represented by proxy or outstanding is not required. Abstentions will have the same effect as a vote “AGAINST” the ratification of the appointment of our independent registered public accounting firm (Proposal No. 2),the advisory vote to approve the compensation of our named executive officers (Proposal No. 3), and the Reverse Stock Split Proposal (Proposal No. 4).

If your broker holds your shares in its name (also known as “street name”), and does not receive voting instructions from you, the broker is permitted to vote your shares only on “routine” matters. The ratification of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 2) and the Reverse Stock Split Proposal (Proposal No. 4) are the only discretionary matter that a broker is permitted to vote on at the Annual Meeting. Broker non-votes are generally not considered votes present in person or by proxy and entitled to vote at the Annual Meeting and therefore will have no direct impact on the outcome of the vote for Proposal No. 1 and 3. Broker non-votes will have the same effect as a vote “AGAINST” the Reverse Stock Split Proposal (Proposal No. 4). We urge you to give voting instructions to your broker on all voting items.

Q:	Is cumulative voting permitted for the election of directors?

A:	No. We do not allow you to cumulate your vote in the election of directors. For all matters proposed for shareholder action at the Annual Meeting, each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Steve T. Laflin and W. Matthew Cox will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

Q:	What does it mean if I receive more than one set of proxy materials?

A:	If you received more than one Notice (or full set of printed proxy materials), this means that you have multiple accounts holding shares of our common stock. These may include accounts with our transfer agent, and accounts with a broker, bank or other holder of record. Please vote all proxy cards for which you receive a Notice (or full set of printed proxy materials) to ensure that all of your shares are voted.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We may also engage a proxy solicitor for a reasonable fixed fee, plus reasonable expenses for such services. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders. Your cooperation in promptly voting your shares and

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submitting your proxy by telephone, Internet or by completing and returning the enclosed proxy card will help to avoid additional expense.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future shareholder meetings.

Shareholder Proposals: For a shareholder proposal to be considered for inclusion in our proxy statement for the 2023 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8, the written proposal must be received by our Secretary at our principal executive offices no later than February 1, 2023. If the date of the 2022 Annual Meeting of Shareholders is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail the proxy materials. Such proposals must also comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

International Isotopes Inc.

Attn: Secretary

4137 Commerce Circle

Idaho Falls, Idaho 83401

For a shareholder proposal that is not intended to be included in our proxy statement as described above, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to approve that proposal and give notice to us no later than April 17, 2023.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Secretary at the address of our principal executive offices set forth above.

Q:	How may I communicate with the Board or the non-employee directors on the Board?

A:	Any shareholder or other interested party may contact the Board or any individual director, including any non-employee director or the non-employee directors as a group, by directing the communication by mail or fax addressed to International Isotopes Inc., Attn: Chairman of the Board of Directors, 4137 Commerce Circle, Idaho Falls, Idaho 83401, Fax: (208) 524-1411. In general, any shareholder communication delivered to us for forwarding to the Board or specified directors will be forwarded in accordance with the shareholder’s instructions.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce the voting results of the Annual Meeting in a Current Report on Form 8-K, which will be filed with the SEC within four business days following the Annual Meeting.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our Board currently consists of three directors: Dr. Robert Atcher, Christopher Grosso and Steve T. Laflin. At the Annual Meeting, each director will be elected to serve until the next annual meeting of shareholders and until his successor is elected and qualified. There are no family relationships among our executive officers and directors.

If you are a record holder and you sign your proxy card, but do not give instructions with respect to the voting of directors, your share will be voted “FOR” the three director nominees recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card.

The Board expects that all of the director nominees will be available to serve as directors, and each of the director nominees has consented to being named in this proxy statement. In the event that any director nominee should become unavailable, however, the proxy holders, Steve T. Laflin and Christopher Grosso, will vote for a director nominee or nominees designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

Director Nominees

Biographical information and the business experience for our directors who were nominated by our Board for re-election at the Annual Meeting is set forth below.

Dr. Robert Atcher, age 70, has served as a director since August 2017. Dr. Atcher retired in 2017 from the Los Alamos National Laboratory, a national nuclear laboratory for the U.S. Department of Energy, where, for over 20 years, he worked on various medical applications for isotopes. Dr. Atcher also retired as the UNM/LANL Professor of Pharmacy in the College of Pharmacy at University of New Mexico. Dr. Atcher recently served as President of the Education and Research Foundation for the Society of Nuclear Medicine and Molecular Imaging, a nonprofit foundation to support research and training for professionals in the field, and he is a past president and fellow of the Society of Nuclear Medicine and Molecular Imaging. He is also a Fellow of the American Institute of Chemistry. Dr. Atcher graduated from Washington University in St. Louis with a degree in Chemistry, received his Ph.D. from the University of Rochester in Nuclear Chemistry, and his postdoctoral training was done at Harvard Medical School in Boston, Massachusetts. He also received an M.B.A. from the University of New Mexico. Dr. Atcher also holds an adjunct faculty appointment in the Radiopharmacy Program at the College of Pharmacy, University of New Mexico. Dr. Atcher is a radiopharmaceutical chemist who has focused his work on the diagnosis and treatment of cancer and heart disease. Dr. Atcher’s significant expertise nuclear medicine provides invaluable expertise to our Board in matters regarding our operations and strategic direction.

Christopher Grosso, age 54, has served as a director since April 2002 and as the Chairman of the Board since July 2017. Mr. Grosso has been a partner of Kershner Grosso, Inc. (“Kershner Grosso”), a New York based money management firm, since 1998. Mr. Grosso was also a member of RadQual, LLC (“RadQual”), a global supplier of molecular imaging quality control devices, until its sale to the Company in July 2021. From 1989 to 1998, Mr. Grosso was a Senior Research Analyst and Portfolio Manager with Kershner Grosso. He currently leads the firm’s investment research, stock selection and trading activities. Prior to joining Kershner Grosso, Mr. Grosso was with Howe and Rusling Investment Management and Chase Manhattan Bank. Mr. Grosso received a B.S. in Business Administration from Skidmore College. Mr. Grosso’s significant financial expertise, including extensive experience with capital markets, investment banking and venture capital transactions, provides invaluable expertise to our Board in matters regarding our capital requirements and strategic direction.

Steve T. Laflin, age 65, has served as a director since June 2001. Since August 2001, Mr. Laflin has also served as our President and Chief Executive Officer. Mr. Laflin was also a member of RadQual until its sale to the Company in July 2021. From 1996 to 2001, he served as President and General Manager of International Isotopes Idaho Inc., one of our subsidiaries. Mr. Laflin received a B.S. degree in Physics from Idaho State University and has been employed in various senior engineering and management positions in the nuclear industry since 1992. In addition to his institutional knowledge from his long tenure of service to us and his position as an executive officer, Mr. Laflin’s significant engineering and management background in the nuclear industry is invaluable to the Board.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace.  Our Code of Ethics is available at www.intisoid.com in the Investor Center section of our website.

Board Independence

The Board has determined that each of our current directors and nominees, other than Steve T. Laflin, is “independent” under listing rules of The Nasdaq Stock Market (“Nasdaq”).  Mr. Laflin is not considered independent because he currently serves as our President and Chief Executive Officer. Furthermore, the Board has determined that none of the members of either of our standing committees has a material relationship with us (either directly, through a family member or as a partner, executive officer or controlling shareholder of any organization that receives or makes payments from or to us) and each is “independent” within the meaning of Nasdaq’s director independence standards under Nasdaq listing rules.

Board Committees

Our Board has three directors and two standing committees: (1) Audit Committee and (2) Compensation Committee.  The membership and the function of each of the committees are described below.  The Audit Committee operates under a written charter adopted by the Board, which is available in the Investor Center section of our website at www.intisoid.com. The Compensation Committee does not have a written charter.

Audit Committee

The Audit Committee assists the Board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of any internal audit function and our independent registered public accounting firm. The Audit Committee is comprised of two members, Christopher Grosso and Dr. Robert Atcher, with Mr. Grosso serving as the chairman. Each of Mr. Grosso and Dr. Atcher is an “independent” director for audit committee service under Nasdaq listing rules and applicable SEC rules and regulations. The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent registered public accounting firm, and our independent auditing firm reports directly to the Audit Committee. The responsibility of the Audit Committee includes resolving disagreements between our management and the independent registered public accounting firm related to financial reporting. The Audit Committee is also responsible for establishing procedures for receipt of complaints relating to accounting, internal control, and auditing and confidential, anonymous information submitted by employees relating to questionable accounting or auditing matters. The Audit Committee has the authority to employ independent counsel and other advisors in connection with its duties. The Board has determined that each of Mr. Grosso and Dr. Atcher are “audit committee financial experts” based on their prior experience as disclosed in their respective biographies in the section entitled “Proposal No. 1: Election of Directors—Director Nominees.” The Audit Committee held one meeting in 2021.

The report of the Audit Committee is included in the section entitled “Audit Committee Report” of this proxy statement.

Compensation Committee

The Compensation Committee reviews the compensation and benefits of all of our officers annually, makes recommendations to the Board and reviews general policy matters relating to compensation and benefits of our employees, including administration of our equity compensation plans. The Compensation Committee is comprised of two members, Christopher Grosso and Dr. Robert Atcher, with Mr. Grosso serving as the chairman. The Compensation Committee held one meeting in 2021.  We do not use any compensation consultants to determine, or recommend, any compensation for our officers or directors.  Executive officers have no role in determining their own compensation.  The non-employee directors approve the compensation of our Chief Executive Officer. The entire Board, including Mr. Laflin, our President and Chief Executive Officer, approves the compensation of our Chief Financial Officer.  The practice of the Board has been to require unanimous approval to approve any action with respect to director compensation.

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Nominating Committee

We do not have a standing nominating committee or committee performing similar functions or a nominating committee charter. The Board believes it is appropriate not to have such a committee because the entire Board, including Mr. Grosso and Dr. Atcher, each of whom is “independent” under Nasdaq listing rules, participates in the consideration of director nominees. The Board will continue to assess the necessity of a nominating committee and will establish one, if necessary, in the future. The entire Board considers any director nominees recommended by shareholders, as detailed below.

Consideration of Director Nominees

Shareholder Nominees.  The Board does not have a formal policy regarding the consideration of director candidates nominated by shareholders because the Board is small and there is low turnover among its members.  Shareholders may nominate director candidates in writing, including the nominee’s name and qualifications for Board membership, directed to our Secretary at the address of our principal executive offices set forth above. Assuming that appropriate and requisite information has been provided on a timely basis, the Board will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Director Qualifications.  Board members should have high standards of professional and personal ethics, integrity and values.  They should have relevant experience and ability with respect to making and overseeing policy in business, technology, government or education sectors.  They should be committed to acting in our best interests and to objectively assessing Board, committee and management performance.  They should have sufficient time to carry out their duties and should have the willingness and ability to serve multiple terms to develop a deeper understanding of our business affairs.  Board members should be willing to avoid activities or interests that may create a conflict of interest with the director’s responsibilities and duties to us. We do not have a separate policy regarding consideration of diversity in identifying director nominees, but the Board strives to nominate directors with a variety of skills and backgrounds so that, as a group, the Board will possess a broad perspective and the appropriate talent, skills and expertise to oversee our business, including gender, racial, ethnic and cultural diversity.

Identifying and Evaluating Nominees for Directors.  The Board uses a variety of methods for identifying and evaluating nominees for director. In the event of a vacancy on the Board, various potential candidates for director will be considered. Candidates may come to the Board’s attention through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Board, and, may be considered at any point during the year. As noted above, properly submitted shareholder nominations for candidates to the Board will be considered. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Board at a regularly scheduled meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Board. In evaluating nominees, the Board will seek to achieve a balance of knowledge, experience and capability on the Board.

Board and Committee Meetings and Attendance

During 2021, the Board held 3 meetings.  Each director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board (held during the period for which he was a director); and (ii) the total number of meetings held by all committees of the Board on which he served (during the period that he served).

Attendance of Directors at 2021 Annual Meeting of Shareholders

While we do not have a formal policy requiring our directors to attend shareholder meetings, directors are invited and encouraged to attend all meetings of shareholders. All of our directors at the time attended the 2021 Annual Meeting of Shareholders.

Board Leadership Structure

Christopher Grosso serves as the Chairman of the Board and Mr. Laflin serves as our President and Chief Executive Officer and as a director.  The Board does not have a policy regarding separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes it is in our best interests to make that determination based on current circumstances. The Board has determined that having a separate Chairman and Chief Executive Officer at this time is appropriate given the current characteristics of our management and is in the best interest of our company and our shareholders.  Mr. Grosso, with his significant financial expertise and experience with the Company, is most capable of effectively identifying strategic priorities, leading Board discussions and defining

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our strategic objectives. Mr. Laflin, as our President and Chief Executive Officer, is the individual selected by the Board to manage our company on a day-to-day basis, and his direct involvement in our operations allows him to provide valuable insights with respect to strategic planning, the operational requirements to meet our short- and long-term objectives, and management of risks facing our company.  Our independent directors bring experience, oversight and expertise from outside our company and the industry.

Board’s Role in Risk Oversight

The Board oversees our risk management activities. One of the Board’s primary responsibilities under our corporate governance guidelines is reviewing our strategic plans and objectives, including our principal risk exposures. The Board addresses, at least annually, our principal current and future risk exposures, including any cyber-security risks. The Board receives regular reports from members of its committees, senior management and professional consultants on areas of material risk to our business, including operational, financial, legal and regulatory, and strategic and reputation risks. The Audit Committee oversees our procedures for the receipt, retention and treatment of complaints relating to accounting and auditing matters and oversees our management of legal and regulatory compliance systems. The Compensation Committee oversees risks relating to our compensation plans and programs. The Compensation Committee has reviewed and considered our compensation policies and programs in light of the Board’s risk assessment and management responsibilities and will do so in the future on an annual basis. The Compensation Committee believes that we have no compensation policies and programs that give rise to risks reasonably likely to have a material adverse effect on us.

Code of Ethics

We have adopted a Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, and directors. The Code of Ethics is available under the Investor Center of our website at www.intisoid.com. We intend to disclose any changes in or waivers from the Code of Business Conduct and Ethics that are required to be disclosed by posting such information on our website.

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PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Haynie & Company has been appointed by the Audit Committee to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Haynie & Company has served as our independent registered public accounting firm since November 2018. Representatives of Haynie & Company are expected to attend the Annual Meeting in person or via teleconference, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval or disapproval of the Audit Committee’s action in appointing Haynie & Company as our independent registered public accounting firm of our company for 2022. If our shareholders do not ratify and approve this appointment, the Audit Committee will consider whether it should select other independent auditors.

Independent Registered Public Accounting Firm Fees

Fees billed by Haynie & Company in fiscal years 2020 and 2021 were as follows:

Services Rendered	2020	2021
Audit Fees(1)	$103,224	$107,030
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$103,224	$107,030

______________

(1)	For professional services for auditing our annual financial statements and reviewing the financial statements included in our other periodic reports filed with the SEC.

Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee approved the engagements of Eide Bailly and Haynie & Company, as applicable, to provide audit services prior to their respective engagements and pre-approved all of the services and fees of our independent registered public accounting firms for 2020 and 2021.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF HAYNIE & COMPANY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

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AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2021 with our management and Haynie & Company, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles and internal control over financial reporting. Haynie & Company is responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and for expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the United States.

The Audit Committee has discussed with Haynie & Company the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and has received the written disclosures and the letter from Haynie & Company required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and has discussed with Haynie & Company their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Audit Committee Report Submitted by:

Christopher Grosso, Chairman

Robert Atcher

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PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our shareholders to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers, commonly referred to as the “say-on-pay” vote. In accordance with the Exchange Act requirements, we are providing our shareholders with an opportunity to express their views on our named executive officers’ compensation. Although this advisory vote is nonbinding, our Board and Compensation Committee will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs.  Our current policy is to provide shareholders with an opportunity to approve the compensation of our named executive officers every three years at the annual meeting of shareholders until the next required shareholder vote on the frequency of such votes. We expect that the next such frequency vote will occur at the 2025 Annual Meeting of Shareholders.

At our 2019 Annual Meeting of Shareholders, we held our last vote on an advisory resolution to approve the compensation of our named executive officers. The compensation of our named executive officers reported in our 2019 proxy statement was approved by approximately 99% of the votes cast at the 2019 Annual Meeting of Shareholders. Our Board and the Compensation Committee believe this affirms our shareholders’ support of our approach to executive compensation, and therefore, the Board and the Compensation Committee did not materially change their approach to executive compensation since 2019. The Board and the Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers.

We encourage shareholders to read the section titled “Compensation of Directors and Executive Officers” in this proxy statement, including the compensation tables and the related narrative disclosure, which describes the structure and amounts of the compensation of our named executive officers in 2021. The compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to successfully lead us in a competitive environment. The Compensation Committee and our Board believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our shareholders.

Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in this proxy statement.”

THE BOARD RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL NO. 4:  APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF FORMATION TO EFFECT A REVERSE STOCK SPLIT

The Board has adopted a resolution approving, and recommends to the shareholders for their approval, a proposed amendment to our Restated Certificate of Formation to authorize the Board to effect a reverse stock split with the primary intent to reduce the number of issued and outstanding shares of our common stock and to increase the per share trading value of our common stock, and for other purposes as described below in this proxy statement. Under this proposed amendment, a certain number of outstanding shares of our common stock, as determined by the applicable ratio, would be combined into one share of our common stock (the “Reverse Stock Split”).

If approved by the shareholders, the Board would have discretion to implement the Reverse Stock Split within a ratio range of 1-for-20 up to 1-for-150. The Board believes that shareholder approval of a range of ratios (as opposed to approval of a specified ratio) would provide the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split and, therefore, is in the best interests of the Company and our shareholders. The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to us and our shareholders.  Furthermore, notwithstanding shareholder approval, the Board also would have the discretion not to implement a Reverse Stock Split.  If the Board were to elect to implement a Reverse Stock Split, the Board will set the exchange ratio within the range approved by the shareholders. The Board would base such a determination upon the then current trading price of our common stock, among other things. No further action on the part of the shareholders will be required to either implement or abandon the Reverse Stock Split.

The text of the form of amendment to our Restated Certificate of Formation that would be filed with the Secretary of State of the State of Texas to effect the Reverse Stock Split is set forth in Appendix A to this proxy statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Texas and as the Board deems necessary and advisable to effect the Reverse Stock Split.  If the Reverse Stock Split is approved by shareholders and following such approval the Board determines that a Reverse Stock Split is in the best interest of the Company and our shareholders, our Restated Certificate of Formation would be amended accordingly.

The Board recommends the Reverse Stock Split for the following reasons:

•	The Board believes that a reduction of the number of issued and outstanding shares of our common stock and a higher per share market price of our common stock could encourage investor interest in us and promote greater liquidity for our shareholders;

•	The Board believes that the Reverse Stock Split is the most effective means of increasing the per share market price of our common stock in order to facilitate our ability to meet the closing per share price criteria required to be listed on a major stock exchange, such as the New York Stock Exchange or the Nasdaq Stock Market; and

•	The Board believes that a reduction in the number of issued and outstanding shares of our common stock would be in our best interests as our capital structure would be more comparable to other publicly traded companies of similar size.

Reverse Stock Split

Our common stock is traded on the OTCQB market under the symbol “INIS.OB”.  The closing price of our common stock on the OTCQB on April 27, 2022 was $0.09 per share and during the period April 27, 2021 through April 27, 2022 ranged from a low of $0.06 per share to a high of $0.15 per share.

We may determine that it is in our shareholders’ best interests to list on a major stock exchange, such as the New York Stock Exchange or the Nasdaq Stock Market.  Many major stock exchanges have listing criteria that require companies to satisfy minimum average closing prices over a threshold amount during a consecutive trading period in order to gain or maintain listing eligibility. The Nasdaq Stock Market, for example, currently requires that a company’s common stock have a bid price that is greater than or equal to $4.00 per share over a period of time. The Reverse Stock Split would give us additional flexibility and ability to reach these levels.

We also believe that an increase in the per share price of our common stock could encourage increased investor interest in our common stock and possibly promote greater liquidity for our shareholders. We believe that the current low per share price of our common stock has had a negative effect on the marketability of our common stock. We believe there are several reasons for this effect. First, many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid

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investing in such stocks. Second, because the brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current per-share price of our common stock can result in individual shareholders paying transaction costs (commissions, markups or markdowns) that constitute a higher percentage of their total share value than would be the case if the share price of our common stock were substantially higher. This factor may also limit the willingness of institutional investors to purchase our common stock. Third, a variety of policies and practices of brokerage firms discourage individual brokers within those firms from dealing in low-priced stocks. These policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Fourth, many brokerage firms are reluctant to recommend low-priced stocks to their customers. Finally, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of low-priced stocks.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to simplify our capital structure and to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may harm the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that the market price of our common stock will remain at such higher value for any significant length of time or that we will qualify for listing on a major stock exchange.

Board Discretion to Implement the Reverse Stock Split

If the Reverse Stock Split is approved by our shareholders at the Annual Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split at the applicable ratio (with such ratio determined by the Board as described above) is in the best interests of us and our shareholders.  We believe the availability of a range of reverse stock split ratios will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for us and our shareholders. In determining the reverse stock split ratio to implement, if any, following the receipt of stockholder approval, the Board may consider, among other factors:

•	the historical trading price and trading volume of our common stock;
•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;
•	our satisfaction of the requirements, and ability, to list on a major stock exchange; and
•	prevailing general market conditions.

Notwithstanding approval of the Reverse Stock Split by the shareholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Texas not to effect the Reverse Stock Split, as permitted under Section 21.052 of the Texas Business Organizations Code.

Impact of the Proposed Reverse Stock Split If Implemented

Except to the extent that whole shares will be exchanged in lieu of fractional shares as described below, the Reverse Stock Split would affect all of our shareholders uniformly and would not affect any shareholder’s percentage ownership interest or proportionate voting power.  The principal effects of the Reverse Stock Split will be that:

•	the number of issued and outstanding shares of our common stock will be reduced proportionately based on the final reverse stock split ratio as determined by the Board;
•	based on the final reverse stock split ratio, the per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of our common stock issuable upon the exercise of all outstanding option awards will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon the exercise of such option awards will be reduced proportionately following the Reverse Stock Split;
•	based on the final reverse stock split ratio, the per share exercise price of all outstanding warrants will be increased proportionately and the number of shares of our common stock issuable upon the exercise of all outstanding warrants will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding warrants upon exercise, although the aggregate number of shares issuable upon the exercise of such warrants will be reduced proportionately following the Reverse Stock Split;

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•	the number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under our equity compensation plans will be reduced proportionately based on the final reverse stock split ratio; and
•	the Reverse Stock Split may increase the number of shareholders who own odd lots (less than 100 shares). Shareholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing sales.

Effective Date

If the Reverse Stock Split is approved at the Annual Meeting and the Board elects to proceed with the Reserve Stock Split within the range of the approved ratios, the Reverse Stock Split would become effective when the filing of the certificate of amendment to our Restated Certificate of Formation is accepted and recorded by the office of the Secretary of State of the State of Texas (the “Effective Date”), although the exact timing of the filing will be determined by the Board based on its determination that such action will be in the best interests of us and our shareholders as discussed above. Except as explained below with respect to fractional shares, on the Effective Date, shares of our common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the shareholders, combined, converted and changed into new shares of common stock in accordance with the reverse stock split ratio determined by the Board within the range set forth in this proposal.

Fractional Shares

No fractional shares would be issued if, as a result of the Reverse Stock Split, a registered stockholder would otherwise become entitled to a fractional share. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Stock Split will automatically be entitled to receive an additional share of common stock. In other words, any fractional share will be rounded up to the nearest whole number.

Exchange of Stock Certificates

Shareholders holding shares of our common stock in certificate form will be sent a transmittal letter by our transfer agent after the effectiveness of the Reverse Stock Split.  The letter of transmittal will contain instructions on how a shareholder should surrender its, his or her certificate(s) representing shares of our common stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (“New Certificates”).  No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates for New Certificates registered in the same name.

Upon surrendering all Old Certificates together with a properly completed and executed letter of transmittal, shareholders will receive a New Certificate(s) representing the number of whole shares of common stock to which they are entitled as a result of the Reverse Stock Split.

If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legend that is on the back of the Old Certificate.  Any shareholder whose Old Certificate has been lost, destroyed or stolen will be entitled to a New Certificate only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

Shareholders who hold uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by the transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split.

Upon the Reverse Stock Split, we intend to treat shares of common stock held by shareholders in “street name,” that is, through a bank, broker or other nominee, in the same manner as shareholders whose shares of common stock are registered in their names. Banks, brokers or other nominees will be asked to effect the Reverse Stock Split for their beneficial holders. However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split.  If a shareholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, the shareholder is encouraged to contact the shareholder’s bank, broker or other nominee.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

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Accounting Consequences of the Reverse Stock Split

The par value per share of our common stock will remain unchanged at $0.01 per share after the Reverse Stock Split. As a result, on the Effective Date of the Reverse Stock Split, stated capital attributable to our common stock will be reduced and additional paid-in-capital will be increased by the amount by which stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of share-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

No Appraisal Rights

Under Texas law, our shareholders are not entitled to rights of dissent and appraisal with respect to the Reverse Stock Split.

Amendment to Restated Certificate of Formation

The form of the proposed amendment to our Restated Certificate of Formation to effect the Reverse Stock Split is attached to this proxy statement as Appendix A; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Texas and as the Board deems necessary and advisable to effect the Reverse Stock Split. If the Reverse Stock Split is completed, the amendment will effect a reverse stock split of our common stock at the ratio selected by the Board in its discretion and previously publicly announced by us.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split to a stockholder that is a “U.S. Holder,” as defined below. This summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences, including gift or estate taxes and the Medicare contribution tax on net investment income. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, tax-exempt entities, stockholders that received common stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging or conversion transaction for federal income tax purposes. This summary also assumes that you are a U.S. Holder who has held, and will hold, shares of common stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), i.e., generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the reverse stock split (whether or not such transactions are in connection with the reverse stock split), including, without limitation, the exercise of options or rights to purchase common stock in anticipation of the Reverse Stock Split.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the Reverse Stock Split. As used herein, the term U.S. Holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the Reverse Stock Split.

No gain or loss should be recognized by a U.S. Holder upon such U.S. Holder’s exchange of pre-reverse stock split shares of common stock for post-reverse stock split shares of common stock pursuant to the Reverse Stock Split. The aggregate tax basis of the post-reverse stock split shares received in the Reverse Stock Split (including any whole share received in exchange for a fractional share) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-

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reverse stock split shares surrendered in the Reverse Stock Split. Special tax basis and holding period rules may apply to U.S. Holders that acquired different blocks of stock at different prices or at different times.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF FORMATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF OUR COMMON STOCK BY A RATIO OF NOT LESS THAN 1-FOR-20 AND NOT MORE THAN 1-FOR-150 AT ANY TIME, WITH THE EXACT RATIO TO BE SET AT A WHOLE NUMBER WITHIN THIS RANGE BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION.

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MANAGEMENT

The following table sets forth certain information regarding our executive officers who are responsible for overseeing the management of our business and one key employee as of May 2, 2022:

Name	Age	Positions with the Company
Executive Officers:
Steve T. Laflin	65	President, Chief Executive Officer and Director
Matthew Cox	38	Chief Financial Officer and Secretary
Key Employee:
John Miller	57	Radiation Safety and Regulatory Manager

Please refer to the biographical information for Steve T. Laflin set forth in the section entitled “Proposal No. 1: Election of Directors—Director Nominees” of this proxy statement.

Matthew Cox has served as our Chief Financial Officer and Secretary since September 2019. Previously, Mr. Cox served as our Controller from April 2019 until September 2019. Prior to this role, Mr. Cox served as Controller for DL Beck Inc. from August 2016 to March 2019, and as a Ranch Analyst for Riverbend Ranch from December 2013 to August 2016. From October 2008 to December 2013, Mr. Cox served in various accounting roles for Kingston Companies and John & John PLLC. Mr. Cox received a Bachelor of Science degree in accounting from Brigham Young University - Idaho, and is a Certified Public Accountant licensed in the State of Idaho.

John Miller has served as our Radiation Safety and Regulatory Manager since 2001.  In addition to overseeing our radiation and safety programs, Mr. Miller is the lead employee for regulatory issues and licensing.  Considering the extensive requirements for regulatory compliance, licensing, and permits, Mr. Miller plays an especially important role for our business.  Mr. Miller has decades of nuclear physics, safety, and licensing experience and has been instrumental in preparation and approval of our Nuclear Regulatory Commission (“NRC”) license for operations in Idaho and more than 35 subsequent amendments to that license.  Mr. Miller was also instrumental in our successful completion of NRC licensing for our proposed uranium de-conversion and fluorine extraction processing facility in New Mexico. Mr. Miller has a BS in Physics, an MS in Environmental Engineering, and is a Certified Health Physicist.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

2021 Summary Compensation Table

The following table provides information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Steve. T. Laflin	2021	244,136	—	23,497	—	113,601	381,233
President and Chief Executive Officer	2020	248,179	—	30,000	—	112,384	390,563
Matthew Cox Chief Financial Officer and Secretary	2021	124,271	—	13,218	—	80	124,351
	2020	127,367	—	—	—	76	127,443

______________

(1)	The amounts included under the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of the option and stock awards granted in each respective fiscal year, computed in accordance with Financial Standards Accounting Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of any estimated forfeitures. Assumptions used in the calculations of these amounts are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(2)	Consists of a monthly housing allowance of $6,000 per month plus related tax gross-up payments for Mr. Laflin, and life insurance premiums paid by the Company for Mr. Laflin and Mr. Cox.

Narrative Disclosure to Summary Compensation Table

Steve Laflin Employment Agreement.  Effective February 2012, we entered into an Amended and Restated Employment Agreement, as further amended by that certain Modification #1 to the Amended and Restated Employment Agreement, dated as of October 12, 2016 (as amended, the “Employment Agreement”) with Mr. Laflin to serve as our President and Chief Executive Officer at a base salary of $200,000 with an annual $5,000 increase to his base salary, subject to further adjustment annually by the Board. Mr. Laflin may also receive an annual bonus at the end of each year, at the discretion of the Board. Upon each anniversary of the Employment Agreement, Mr. Laflin is entitled to receive $28,000 of fully vested shares of our common stock issued pursuant to our equity compensation plans, calculated based on the average closing price of our common stock for the 20 trading days prior to the date of grant; provided, however, that if the average closing price of our common stock for the 20 trading days prior to the date of grant is below $0.05 per share, then the number of shares of common stock to be issued shall be calculated based on a price of $0.05 per share. In addition, pursuant to the Employment Agreement, Mr. Laflin receives a monthly housing allowance for $6,000 plus additional tax gross up payments for the monthly housing allowance. Mr. Laflin is also subject to confidentiality, non-compete and non-disparagement provisions under the Employment Agreement. The term of the Employment Agreement continues until February 28, 2023.

Mr. Laflin is also entitled to certain payments upon the occurrence of certain events under the Employment Agreement. If we terminate Mr. Laflin without cause, or if we were to be dissolved or sold, or if were to become a private company whose shares are no longer traded on a public exchange, the Board would have the power to terminate Mr. Laflin’s employment and Mr. Laflin would be entitled to receive salary and benefits under his employment agreement through the date of termination and for an additional 12 months thereafter. In the event that Mr. Laflin is terminated for cause or if Mr. Laflin terminates the Employment Agreement, he would be entitled to receive any salary and benefits that have accrued through the termination date.

2021 Equity Grants. As described above, pursuant to his Employment Agreement, Mr. Laflin is entitled to a stock award each year equal to $28,000 of shares of our common stock, subject to certain stock price limitations. In connection therewith, Mr. Laflin was granted a fully vested stock award of 195,804 shares of common stock in February 2021, calculated based on a stock price of $0.143 per share. We withheld 77,489 shares to satisfy Mr. Laflin’s tax obligations in connection with this issuance.  The net shares issued on February 28, 2021 totaled 118,315 shares.

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2021 Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the number and estimated value of outstanding stock awards held by each of our named executive officers as of December 31, 2021.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Steve T. Laflin	10/27/2014	1,000,000	—	$0.035	10/27/2024
	7/11/2017(1)	4,000,000	—	$0.060	7/11/2027
Matthew Cox	4/22/2019(1)	62,500	125,000	$0.060	4/22/2029
	8/19/2021(2)	0	200,000	$0.110	8/19/2031

______________

(1)	The option vests in four equal annual installments beginning one year after grant date.
(2)	The option vests in five equal annual installments beginning one year after grant date.

Termination and Change in Control Arrangements

Under our Amended and Restated 2015 Incentive Plan, which amended and restated our 2006 Equity Incentive Plan (the “2015 Plan”), to maintain all of the participants’ rights in the event of (i) a merger or consolidation where we are not the surviving company; (ii) the dissolution of the Company; or (iii) a transfer of all or substantially all of our assets, any outstanding options will become fully exercisable and vested to the full extent of the original grant and the plan administrator can provide a cash-out for awards in connection with the transaction. If any of these above events had occurred on December 31, 2021, based on the closing stock price of $0.09 per share of our common stock as reported on the OTCBB on December 31, 2021, Mr. Cox would have been entitled to receive $5,625 for cash-out for unvested option awards. Mr. Laflin would not be entitled to any amounts because he did not have any unvested option awards at December 31, 2021.

As described above, Mr. Laflin is also entitled to certain payments upon the occurrence of certain events under his Employment Agreement. If we terminated Mr. Laflin without cause, or if we were to be dissolved or sold, or if were to become a private company whose shares were no longer traded on a public exchange, the Board would have the power to terminate Mr. Laflin’s employment and Mr. Laflin would be entitled to receive salary and benefits under his employment agreement through the date of termination and for an additional 12 months thereafter, which would be a payment of approximately $368,324 (excluding benefits) assuming any of such events occurred as of December 31, 2021. In the event that Mr. Laflin was terminated for cause or if Mr. Laflin terminated the Employment Agreement, he would only be entitled to receive any salary and benefits that had accrued through the termination date.

2021 Director Compensation

The following table sets forth information regarding compensation for each of our non-employee directors for the year ended December 31, 2021. We generally do not pay our non-employee directors retainer fees or other fees for service related to the Board or its committees. Equity awards may be granted to the members of the Board from time to time under our equity compensation plans. We also reimburse our non-employee directors for their costs associated with attending Board and committee meetings.

In connection with his appointment in August 2018, we entered into a Board of Directors Compensation Agreement with Dr. Atcher, pursuant to which Dr. Atcher receives compensation at an hourly rate of $250 per hour for the time spent in connection with his Board service, including any research work done at the Company’s request and attendance at Board and Board committee meetings.

Mr. Laflin does not receive any additional compensation for his service as a director. See “2021 Summary Compensation Table” above for the compensation earned in 2021 by Mr. Laflin for his service as our President and Chief Executive Officer.

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Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Christopher Grosso	—	—	—	—
Dr. Robert Atcher	—	—	—	—

As of December 31, 2021, the aggregate number of shares underlying outstanding stock option awards for each non-employee director was as follows: Mr. Grosso - 4,500,000 shares; and Dr. Atcher - 1,000,000 shares.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of April 15, 2022 by:

•	each person who, to our knowledge, beneficially owned more than 5% of our common stock on that date;
•	each of our named executive officers and directors; and
•	all of our executive officers and directors as a group.

The number of shares beneficially owned by each entity or person is determined under the SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of April 15, 2022 through the exercise of any stock option or other right. For purposes of calculating each person’s or group’s percentage ownership, shares that the person or group has the right to acquire within 60 days of April 15, 2022 through the exercise of any stock option or other right are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Except as otherwise indicated, each person named in the tables below has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person.

Unless otherwise indicated, the address for all persons named below is c/o International Isotopes Inc., 4137 Commerce Circle, Idaho Falls, Idaho 83401.

Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Greater than 5% Shareholders:
Kennerman Associates Inc.(2) 480 Broadway, Suite 310 Saratoga Springs, New York 12866	229,626,936	42.7%
John M. McCormack and related parties(3) 1303 Campbell Road Houston, TX 77055	108,945,591	21.2%
Ralph M. Richart(4) 480 Broadway, Suite 310 Saratoga Springs, New York 12866	54,760,249	10.7%
William Nicholson 121 Post Oak Lane, #2105 Houston, TX 77055	24,183,637	5.2%
Directors and Named Executive Officers:
Robert Atcher(5)	1,500,000	*
Christopher Grosso(6)	60,767,342	11.7%
Steve T. Laflin(7)	17,563,601	3.4%
Matthew Cox(8)	351,425	*
All Directors and Executive Officers as a Group (4 persons) (9)	80,182,368	15.3%

______________

*	Less than 1%.
(1)	Percentage beneficially owned below is based on 506,289,408 shares of our common stock outstanding on April 15, 2022.
(2)	Based on a Schedule 13G/A filed with the SEC on May 2, 2022, for which Kennerman Associates, Inc. d/b/a Kershner Grosso & Co. has shared dispositive power and includes shares of various investment advisory clients and shares held by Christopher Grosso, a principal of Kennerman Associates, Inc. d/b/a Kershner Grosso & Co. and our Chairman of the Board.

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(3)	Includes (i) 98,872,652 shares beneficially held by trusts for the benefit of Mr. McCormack’s family members, and (ii) 7,000,000 shares issuable upon conversion of our Series C Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”).
(4)	Includes 7,040,000 shares issuable upon conversion of our Series C Preferred Stock.
(5)	Represents 1,500,000 shares subject to stock options currently exercisable or exercisable within 60 days April 15, 2022.
(6)	Includes (i) 5,000,000 shares subject to stock options currently exercisable or exercisable within 60 days April 15, 2022, and (ii) 5,040,000 shares issuable upon conversion of our Series C Preferred Stock, and (ii) 3,874,167 shares beneficially held by family members. Excludes 180,233,315 shares of common stock owned by various investment advisory clients of Kennerman Associates, Inc. d/b/a Kershner Grosso & Co.
(7)	Includes 5,000,000 shares subject to stock options currently exercisable or exercisable within 60 days April 15, 2022.
(8)	Includes 62,500 shares subject to stock options currently exercisable or exercisable within 60 days April 15, 2022.
(9)	Includes an aggregate of (i) 11,562,500 shares subject to stock options currently exercisable or exercisable within 60 days April 15, 2022, and (ii) 5,040,000 shares issuable upon conversion of our Series C Preferred Stock.

Equity Compensation Plan Information

We currently maintain two equity compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants, each of which have been approved by our shareholders: our Amended and Restated Employee Stock Purchase Plan (ESPP) and our 2015 Plan. Each of our equity compensation plans were previously approved by our shareholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 31, 2021:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders	20,777,500	$0.06	34,453,313(1)
Equity compensation plans not approved by shareholders	—	—	—
Total	20,777,500	$0.06	34,453,313(1)

______________

(1)     Includes 34,453,313 shares available for issuance under the 2015 Plan and 2,786,491 shares available for issuance under our ESPP. Shares available for issuance under the 2015 Plan may be granted in the form of stock options, stock awards, restricted stock awards, restricted stock units, stock appreciation rights or any other form of equity compensation approved by the Board or the Compensation Committee.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. To our knowledge, based solely on a review of the copies of such reports filed with the SEC and written representations furnished to us that no other reports were required, we believe that all reports of our officers, directors and persons who beneficially own more than 10% of our common stock required under Section 16(a) were timely filed during the year ended December 31, 2021, except for:

•	one late Form 4 for Steve Laflin related to each of the following transactions: (i) an annual equity award and related tax withholding on February 28, 2021, filed on April 30, 2021, (ii) warrant exercise on January 20, 2021, filed on April 30, 2021;

•	one late Form 4 for W. Matthew Cox related to an option exercise on January 20, 2021, filed on April 30, 2021

•	one late Form 4 for Christopher Grosso related to a warrant exercise on January 20, 2021, filed on April 30, 2021; and

•	one late Form 4 for Ralph Richart, a beneficial owner of more than 10% of our common stock, related to a warrant exercise on January 20, 2021, filed on April 30, 2021.

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RELATED PERSON TRANSACTIONS

Purchase of RadQual

On July 8, 2021, International Isotopes Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with RadQual, and the sellers set forth in the Purchase Agreement, which included the Company’s Chairman of the Board, Chief Executive Officer, former Chairman of the Board, and certain other stockholders of the Company (collectively, the “Sellers”). Pursuant to the Purchase Agreement, the Company acquired all of the outstanding membership interests of RadQual not currently owned by the Company for an aggregate purchase price of approximately $4.4 million, payable in shares of the Company’s common stock valued at $0.11 per share (determined by the average trading price of the Company’s common stock on the OTC Markets during the sixty (60) trading day period immediately prior to June 2, 2021) (the “RadQual Acquisition”). The Company issued an aggregate of 40,176,236 shares of its common stock to the Sellers as consideration in the RadQual Acquisition. Prior to the RadQual Acquisition, the Company owned approximately 24.5% of the outstanding membership interests of RadQual, and after acquiring all of the remaining membership interests of RadQual, RadQual became a wholly-owned subsidiary of the Company. The RadQual Acquisition closed on July 8, 2021.

2018 Promissory Note

In April 2018, we borrowed $120,000 from our Chief Executive Officer (Mr. Laflin) and Chairman of the Board (Mr. Grosso) pursuant to a promissory note (the 2018 Promissory Note). The 2018 Promissory Note accrues interest at 6% per annum, which is payable upon maturity of the 2018 Promissory Note. The 2018 Promissory Note was originally unsecured and originally matured on August 1, 2018. At any time, the holder of the 2018 Promissory Note may elect to have any or all of the principal and accrued interest settled with shares of our common stock based on the average price of the shares over the previous 20 trading days. Pursuant to an amendment to the 2018 Promissory Note in June 2018, the maturity date was extended to March 31, 2019 with all other provisions remaining unchanged. Pursuant to a second amendment to the 2018 Promissory Note in February 2019, the maturity date was extended to July 31, 2019 with all other provisions remaining unchanged. Pursuant to a third amendment to the 2018 Promissory Note in July 2019, the maturity date was extended to January 31, 2020 with all other provisions remaining unchanged. Pursuant to a fourth amendment to the 2018 Promissory Note in December 2019, the maturity date was extended to December 31, 2021, the note was modified to become secured by company assets, with all other provisions remaining unchanged. At December 31, 2021, accrued interest on the note totaled $26,570.

2019 Promissory Note

In December 2019, we entered into a promissory note agreement with our Chief Executive Officer (Mr. Laflin), Chairman of the Board (Mr. Grosso), and two significant stockholders of the Company (the 2019 Promissory Note). The 2019 Promissory Note authorizes us to borrow up to $1,000,000. As of December 31, 2019, we borrowed $675,000 under the 2019 Promissory Note; the remaining $325,000 was borrowed in February 2020. The 2019 Promissory Note is secured and bears interest at 4% per annum and has a maturity date of December 31, 2022. According to the terms of the 2019 Promissory Note, at any time, a holder of the 2019 Promissory Note may elect to have any or all of the principal and accrued interest settled with shares of our common stock based on the average price of the shares over the previous 20 trading days. In connection with the 2019 Promissory Note, the lenders were issued warrants totaling 30,000,000 warrants to purchase shares of our common stock at $0.045 per share. The warrants are exercisable at an exercise price of $0.045 per share and have a term of five years. At December 31, 2021, accrued interest on the 2019 Promissory Note totaled $79,131.

2021 Promissory Note

In April 2021, we borrowed $250,000 from our Chief Executive Officer and Chairman of the Board pursuant to a promissory note (the 2021 Promissory Note). The 2021 Promissory Note accrues interest at 6% per annum, which is payable upon maturity of the 2021 Promissory Note. The 2021 Promissory Note was originally secured and matures on December 31, 2022. At any time, the holder of the 2021 Promissory Note may elect to have any or all of the principal and accrued interest settled with shares of our common stock at a conversion price of $0.11 per share. At December 31, 2021, accrued interest on the 2021 Promissory Note totaled $10,750.

In March 2022, the 2021 Promissory Note was paid in full. The payoff included $250,000 of principal and $14,500 of interest.

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Policy on Transactions with Related Persons

The full Board reviews and approves any business transactions in which related persons may have an interest. In determining whether to approve or ratify any such transaction, the Board considers, in addition to other factors it deems appropriate, whether the transaction is on terms no less favorable to us than those involving unrelated parties. All transactions disclosed above were reviewed and approved in accordance with the policy set forth above.

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OTHER MATTERS

Householding

As permitted by the SEC’s proxy statement rules, we will deliver only one set of proxy materials to multiple shareholders sharing the same address, unless we have received contrary instructions from one or more of the shareholders. We will, upon written or oral request, promptly deliver a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the proxy materials was delivered and will include instructions as to how the shareholder can notify us that the shareholder wishes to receive a separate copy of the proxy materials. Registered shareholders wishing to receive separate proxy materials in the future or registered shareholders sharing an address wishing to receive a single copy of the proxy materials in the future may contact our transfer agent at Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021, Telephone: (800) 962-4284.

Other Matters

We do not intend to bring before the Annual Meeting any matters other than the proposals specifically described above, and we know of no matters other than those to come before the Annual Meeting. If any other matters properly come before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Steve T. Laflin
Steve T. Laflin
President, Chief Executive Officer and Director

Idaho Falls, Idaho

June 1, 2022

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APPENDIX A

PROPOSED CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF FORMATION

OF

INTERNATIONAL ISOTOPES INC.

International Isotopes Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Texas Business Organizations Code, hereby certifies that:

1. The name of the filing entity is International Isotopes Inc.

2. The filing entity is a for-profit corporation.

3. The Restated Certificate of Formation of the Corporation is hereby amended by adding the following paragraph to the end of Article IV:

“Upon effectiveness of this Certificate of Amendment, a [__]-to-[__] reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which every [__] ([__]) outstanding shares of Common Stock immediately prior to the effectiveness of this Certificate of Amendment shall be automatically reclassified and combined into one (1) share of Common Stock, par value $0.01 per share, without any action by the holder thereof (the “Reverse Stock Split”), subject to the treatment of fractional interests as described below.  Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the Reverse Stock Split. Shareholders of record who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of their fractional share to the nearest whole share. No shareholders will receive cash in lieu of fractional shares. Each certificate that immediately prior to the Reverse Stock Split represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional interests as described above. The total number of shares of all classes of stock which the Corporation is authorized to issue shall not be affected by the Reverse Stock Split and shall remain as set forth in the first paragraph to this Article IV.”

4. The aforesaid amendment to the Corporation’s Restated Certificate of Formation has been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the Corporation.

IN WITNESS WHEREOF, International Isotopes Inc. has caused this Certificate of Amendment to be signed by its duly authorized officer, this ___ day of _____, 20__.

INTERNATIONAL ISOTOPES INC.

By: ________________________________
Name:
Title: